EXHIBIT 5.1


                                                    June 3, 1999


AnnTaylor Stores Corporation
142 West 57th Street
New York, New York 10019

            Re:   Registration Statement on Form S-8 of AnnTaylor Stores
                  Corporation

Ladies and Gentlemen:

    I am Senior Vice President, General Counsel and Secretary of AnnTaylor Stores Corporation, a Delaware corporation (the "Company"), and am familiar with the corporate affairs of the Company. This opinion is being delivered in connection with the Registration Statement on Form S-8 (File No. 333- ) of the Company (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the issuance of up to 250,000 shares (the "Shares") of the Company's common stock, par value $0.0068 per share (the "Common Stock"), pursuant to the Company's Associate Discount Stock Purchase Plan (the "Plan").

    In connection with this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of such documents as I have deemed necessary or appropriate as a basis for the opinions set forth herein, including (i) the Registration Statement,
(ii) the Plan, (iii) the Restated Certificate of Incorporation and the Bylaws of the Company, each as amended through the date hereof and (iv) such other records and documents as I have deemed necessary in order to express the opinions hereinafter set forth.

    In such examination, I have assumed the genuineness of all signatures (except signatures of the Company), the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making my examination of documents executed by parties other than the Company, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof. As to any facts material to the opinions expressed herein that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company and others.

    I am admitted to the Bar of the State of New York and express no opinion regarding the laws of any other jurisdiction, other than the General Corporation Law of the State of Delaware.

    Based upon and subject to the foregoing and the qualifications and limitations set forth herein, I am of the opinion that the Shares, when issued in the manner contemplated by the Registration Statement and the Plan, will be duly authorized, validly issued, fully paid and nonassessable.

    I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Interests of Named Experts and Counsel" in the Registration
Statement.

    This opinion is being furnished to you solely for your benefit in connection with the Registration Statement, and is not to be used, circulated, quoted, relied upon or otherwise referred to for any other purpose or by any other person without my express prior written consent.


                                    Very truly yours,


                                    Jocelyn F.L. Barandiaran